CONSENT RESOLUTION IN LIEU OF SPECIAL MEETING OF THE

                              BOARD OF DIRECTORS OF

                        INTEGRATED TECHNOLOGY GROUP, Inc.

                              a Nevada corporation

July 28, 2000

This Consent Resolution is adopted by H. Scott Holden, C. Sue Rushing, Harold H. Holden, Jeffrey C. Bruteyn and James N. Chatham lI, they being all the duly elected and constituted directors of Integrated Technology Group, in lieu of a special meeting of the Board of Directors of the corporation, effective on the date set forth above:

WHEREAS, the prior officers of the corporation, pursuant to authority granted by the prior Board of Directors, entered into an agreement to acquire 100% of the issued and outstanding shares of Safe Tire Disposal Corp. subject only to compliance with the Utah Control Shares Acquisition Act (Sections 61-6-1 through 61-6-12, U.C.A.), and

WHEREAS, that agreement requires the issuance of certain shares of the par value $.001 common stock of the corporation; and

WHEREAS, the Board of Directors now desires to comply with the terms of that agreement by authorizing the issuance of the shares called for thereby:

NOW, THEREFORE, IT IS HEREBY RESOLVED that Interwest Transfer Company, Inc. be, and it is hereby authorized and directed to issue common shares to the following persons and corporations in the amounts set forth opposite their names:

                  Party                              No. Shares
                  -----                              ----------
                  Safe Tire Disposal Corp.            9,000,000
                  James N. Barber, Trustee               25,000
                                                     ----------
                  Total:                              9,025,000
                                                     ==========

These shares will not, when issued, have been registered under the Securities Act of 1933, as amended (the" Act"), but are to be issued in reliance on the exemption from registration provided by § 4 (2) of the Act which exempts transactions by an issuer not involving any public offering from the registration provisions of the Act. In support of its reliance on this exemption, the Board of Directors finds as follows:

1. The only remaining asset of the corporation is its 100% position in the common shares of Safe Tire Disposal Corp. Safe Tire Disposal Corp. and its constituent stockholders, if any, are fully aware of the financial and business posture of that Company and its predecessor Living Card Company. Mr. Barber has advised the parties in connection with this transaction and is fully aware of the financial and business posture of Safe Tire Disposal Corp. and its predecessor Living Card Company.

2. Both Safe Tire Disposal Corp., its constituent stockholders if any, and Mr. Barber are sophisticated investors who are able to evaluate the risks of their respective investments in common shares of this Corporation.

3. All of the proposed takers of the aforesaid shares have sufficient information about the issuer and its predecessor, and sufficient business skill and acumen that they are not in need of the protection which would be afforded by registration of the shares being issued to them under the Securities Act of 1933.

4. All of the proposed takers of the aforesaid shares have acknowledged that they are aware that the shares to be issued to them will constitute "restricted securities" under paragraph (a)(3) of SEC Rule 144 under the Act and that they are aware of the resale restrictions imposed upon restricted securities by the provisions of §§ 4(1) of the Act, and SEC Rule 144 thereunder.

5. All of the proposed takers of these shares have acknowledged that they are purchasing their shares for investment, and not with a view to distribution except in compliance with some applicable exemption from registration. Each has agreed that the certificates representing the shares will bear a standard form restrictive legend, and have agreed, at the request of the Company, to execute representations that they are purchasing the shares for investment, and not with a view to distribution.

FINALLY RESOLVED, that Interwest Transfer Company, Inc. may issue the aforesaid shares in such denominations as may be reasonably requested by the subject stockholders, and that Interwest may honor requests to transfer these securities at the request of their initial registered owners to a limited number of distributes at the second level so long as (1) the total number of secondary distributes does not exceed ten (1) and (2) that the shares maintain their status as restricted securities. Such transfers may be effected on the basis that they would constitute a chain of transactions not involving any public offering as that phrase is used in paragraph (a)(3)(1) of SEC Rule 144.

                       Dated this 28th day of July, 2000.

                               /s/ H. Scott Holden
                            ------------------------------
                            H. Scott Holden, Director

                               /s/ C. Sue Rushing
                            ------------------------------
                            C. Sue Rushing

                               /s/ Harold H. Holden
                            ------------------------------
                            Harold H. Holden

                               /s/ Jeffrey C. Bruteyn
                            ------------------------------
                            Jeffrey C. Bruteyn

                              /s/ James N. Chatham, II
                            ------------------------------
                            James N. Chatham, II